Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

REQUIRED BY RULE 13A - 14(B) OR RULE 15D - 14(B) AND 18 U.S.C. 1350

In connection with the Quarterly Report of Edgetech Services Inc.

On Form 10-KSB for the period ended April 30, 2008, as filed with the Securities and Exchange  Commission  on  the date hereof (the "Report" ), I, Bob Bates, CFO of  the  Company,  certify, pursuant to 18 U.S.C. Sec. 1350, that:

          (1)    The Report fully complies with the requirements of section 13(a)  or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                       By:/s/ Bob Bates
                                       Bob Bates
                                       CFO

                                       June 15, 2009